UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 _____________________

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 4, 2018
 _____________________
PALO ALTO NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 Tannery Way Santa Clara, California 95054 (Address of principal executive office, including zip code)
(408) 753-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 4, 2018, Palo Alto Networks, Inc. (the “Company”) entered into a Credit Agreement, by and among the Company, the lenders from time to time party thereto and Citibank, N.A., as administrative agent (the “Credit Agreement”). The Credit Agreement provides for an unsecured revolving loan facility in an initial aggregate principal amount of $400.0 million. The Company may from time to time arrange with existing lenders and/or new lenders, subject to certain requirements, to provide up to an aggregate of $350.0 million in additional commitments (for an aggregate amount of up to $750.0 million). Pursuant to the Credit Agreement, certain material domestic subsidiaries of the Company are required to guarantee of the obligations under the Credit Agreement. As of September 4, 2018, there were no guarantors under the Credit Agreement and no outstanding revolving loans under the Credit Agreement.
The proceeds of the loans under the Credit Agreement may be used by the Company for general corporate purposes of the Company and its subsidiaries. The Company may borrow, repay and reborrow funds under the revolving facility until its maturity on the earlier of (i) September 4, 2023 and (ii) the date that is 91 days prior to the maturity of the Company’s 0.75% Convertible Senior Notes due 2023 (the “2023 Notes”) if on such date (x) any 2023 Notes are still outstanding and (y) the Company has consolidated unrestricted cash and cash equivalents of less than the sum of (A) the principal amount of 2023 Notes outstanding on such date and (B) $400.0 million (the “Maturity Date”). On the Maturity Date, the revolving facility will terminate, and all outstanding loans under such facility, together with all accrued and unpaid interest and fees, must be repaid. Revolving loans may be prepaid and revolving loan commitments may be permanently reduced by the Company in whole or in part, subject to certain minimum thresholds, without penalty or premium, subject to customary breakage costs.
Unused commitments under the Credit Agreement will be subject to a commitment fee, payable in arrears on the last day of March, June, September and December, ranging from 0.125% to 0.250%, depending on the Company’s total leverage ratio (determined pursuant to the Credit Agreement) at such time. The Company is also obligated to pay other customary closing fees and administration fees for a credit facility of this size and type.
Borrowings under the Credit Agreement will bear interest, at the Company’s option, at either: (i) the Alternate Base Rate (as defined in the Credit Agreement), plus the Applicable Rate (as defined in the Credit Agreement) or (ii) the Adjusted LIBO Rate (as defined in the Credit Agreement), plus the Applicable Rate. The Applicable Rate in each case is determined based on the Company’s leverage ratio (determined pursuant to the Credit Agreement) and ranges from 0.00% to 0.75% for borrowings bearing interest at the Alternate Base Rate and 1.00% to 1.75% for borrowings bearing interest based on the Adjusted LIBO Rate. Interest is payable on the last day of March, June, September and December with respect to borrowings bearing interest at the Alternate Base Rate, or on the last day of an interest period, but at least every three months, with respect to borrowings bearing interest at the Adjusted LIBO Rate.
The Credit Agreement contains customary representations and warranties by the Company, which include customary use of materiality, material adverse effect and knowledge qualifiers. The Credit Agreement contains customary affirmative and negative covenants including, among other requirements, negative covenants that restrict the ability of the subsidiaries of the Company to incur indebtedness and the ability of Company and its subsidiaries to create liens, make certain investments, loans, advances or acquisitions, to merge or consolidate with another entity or sell, transfer or lease substantially all assets of the Company and its subsidiaries taken as a whole, make certain restricted payments, enter into or engage in transactions with affiliates, enter into certain swap agreements and enter into certain restrictive agreements, in each case, subject to certain exceptions. Further, the Credit Agreement contains covenants requiring the Company to maintain (i) a leverage ratio (determined in accordance with the Credit Agreement) not to exceed 3.50 to 1.00 as of the last day of each fiscal quarter, beginning on January 31, 2019 and (ii) an interest coverage ratio (determined in accordance with the Credit Agreement) of at least 3.00 to 1.00 as of the last day of each fiscal quarter, beginning on January 31, 2019.
The Credit Agreement contains events of default that include, among others, non-payment of principal, interest or fees, breach of covenants, inaccuracy of representations and warranties, cross defaults to certain other indebtedness, bankruptcy and insolvency events with respect to the Company and certain of its subsidiaries, material judgments, and events constituting a change of control. If any principal is not paid when due, interest on such amount will accrue at an increased rate. Upon the occurrence and during the continuance of an event of default, the lenders may accelerate the Company’s obligations under the Credit Agreement; however, that acceleration will be automatic in the case of bankruptcy and insolvency events of default involving the Company.
A copy of the Credit Agreement is attached hereto as Exhibit 10.1. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement.
Item 2.02 Results of Operations and Financial Condition.
On September 6, 2018, the Company issued a press release announcing its financial results for its fiscal fourth quarter and fiscal year ended July 31, 2018. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit No.	Description of Exhibit
10.1	Credit Agreement, dated as of September 4, 2018, by and among Palo Alto Networks, Inc., the lenders from time to time party thereto and Citibank, N.A., as administrative agent.
99.1	Press release dated as of September 6, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ NIKESH ARORA
Nikesh Arora
Chief Executive Officer

Date: September 6, 2018